Exhibit 32.1
Certification of Chief Executive Officer
Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)
     The undersigned, the Chief Executive Officer of Sunrise Senior Living, Inc. (the “Company”), hereby certifies that, to his knowledge on the date hereof:
     (a) the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2007 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
     (b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Paul J. Klaassen
Paul J. Klaassen
Chief Executive Officer

Date: August 20, 2008